EXHIBIT 3.4

                            HOMESTAKE MINING COMPANY

                            (A DELAWARE CORPORATION)

                                     BYLAWS

                         As amended through May 13, 1997


                                    ARTICLE I

                             MEETING OF STOCKHOLDERS

         SECTION 1. The annual meeting of the Company shall be held on such day and at such time as the Board of Directors shall determine, for the election of Directors and the transaction of such other business as properly come before such meeting.

         SECTION 2. Special meetings of the stockholders may be called at any time by the Chairman of the Board, by the President, by the Board of Directors of the Company, by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws of the Company include the power to call such meetings, or by stockholders having not less than seventy-five percent (75%) of the total voting power of all outstanding shares of stock of the Company, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Restated Certificate of Incorporation or any amendment thereto, or any certificate filed under Section 151(g) of the General Corporation Law of Delaware (or its successor statute as in effect from time to time hereafter), then such special meeting may also be called by the person or persons in the manner, at the times and for the purposes so specified.

         SECTION 3. All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 4 of this Article I not less than ten
(10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (2) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the stockholders, and (3) in the case of any meeting at which directors are to be elected, the names of the nominees intended at the time of the mailing of the notice to be presented by management for election.

         SECTION 4. Notice of any meeting of stockholders shall be given either personally or by mail or other written communication, charges prepaid, addressed to the stockholder at the address


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of the  stockholder  appearing  on the  books  of the  Company,  or given by the stockholder to the Company for the purpose of notice. If no such address appears on the Company's books or is given, notice shall be deemed to have been given if sent to that stockholder by mail or other written communication to the Company's principal executive office, or, if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

         If any notice addressed to a stockholder at the address of that stockholder appearing on the books of the Company is returned to the Company by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the stockholder on written demand of the stockholder at the principal executive office of the Company for a period of one year from the date of the giving of the notice. An affidavit of the mailing or other means of giving any notice of any stockholders' meeting may be executed by the Secretary, any Assistant Secretary, or any transfer agent of the Company giving the notice, and if executed shall be filed and maintained in the minute book of the Company.

         SECTION 5. Every annual meeting and every special meeting of the stockholders shall be held at such place within or without the State of Delaware as may be designated as the place for holding such meeting by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the Company.

         SECTION 6. Except as otherwise provided by statute of by the Restated Certificate of Incorporation, the presence in person or by proxy of the holders of a majority in interest of the Common Stock of the Company at the time issued and outstanding at any meeting shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. If such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time until a quorum shall by present or represented. At any adjourned meeting at which a quorum shall be present or represented any business which might have been transacted at the meeting which was adjourned may be transacted and with the same effect. If after the adjournment a new record date is fixed for the adjourned meeting or if the adjournment is for more than thirty (30) days, notice of the adjourned meeting shall be given as in the case of an original meeting, but otherwise no further notice of the time and place of the adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken.



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         SECTION 7. Except as  otherwise  provided by statute or by the Restated
Certificate of Incorporation, every stockholder of record shall be entitled at any meeting of stockholders to one vote on each matter submitted to a vote of the stockholders for every share of stock standing in the name of such person on the books of the Company and qualified to vote. The stockholders' vote shall be by written ballot unless the requirement therefor is dispensed with by the Board of Directors. On any matter other than elections of directors, any stockholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares that the stockholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote on any matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by statute or by the Restated Certificate of Incorporation.

         SECTION 8. In the event the Board of Directors fixes a day for the determination of stockholders of record entitled to vote as provided in Section I of Article XIV of these Bylaws, then only persons in whose names shares entitled to vote stand on the stock records of the Company on such day shall be entitled to vote.

         If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

         If  no  record  date  is  fixed,   the  record  date  for   determining
stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 9. At all meetings of the stockholders, stockholders may vote either in person or by one or more agents authorized by a written proxy signed by the stockholder and filed with the Secretary of the Company. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (1) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Company stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy, or (2) written notice of the death or incapacity of the maker of that proxy is received by the Company before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of three (3) years from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy


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that  states on its face that it is  irrevocable  shall be governed by the provisions of Section 212(c) of the General Corporation Law of Delaware (or its successor statute as in effect from time to time hereafter).

         SECTION 10. The transactions of any meeting of stockholders, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after a meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of minutes of the meeting. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of meeting but not so included if that objection is expressly made at the meeting.

         SECTION 11. No action shall be taken by the stockholders except at an annual or special meeting of the stockholders.

         SECTION 12. At any annual meeting of stockholders, only such business shall be conducted as shall have been brought before the annual meeting (1) by or at the direction of the chairman of the meeting or (2) by any stockholder who is a holder of record at the time of the giving of the notice provided for in this Section 12, who is entitled to vote at the meeting, and who complies with the procedures set forth in this Section 12.

         For business properly to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder's notice must be received at the principal executive offices of the Company not less than 75 days nor more than 180 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 30 days later than such anniversary date, notice by the stockholder to be timely must be so received not earlier than the 180th day prior to such annual meeting and not later than the close of business on the later of the 75th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. To be in proper written form, a stockholder's notice to the Secretary shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and (ii) the name and address, as they appear on the Company's books, of the stockholder proposing such business. The foregoing


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notice  requirements  shall also be deemed  satisfied  by a  stockholder  if the stockholder has notified the Company of his or her intention to present a proposal at an annual meeting and such stockholder's proposal has been included in a proxy statement that has been prepared by management of the Company to solicit proxies for such annual meeting; provided, however, that if such stockholder does not appear or send a qualified representative to present such proposal at such annual meeting, the Company need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Company.

                                   ARTICLE II

                                    DIRECTORS

         SECTION 1. Subject to the limitations prescribed by statute or by the Restated Certificate of Incorporation or these Bylaws as to action to be authorized or approved by the stockholders, all the powers, rights and privileges of the Company shall be exercised by or under the direction of, and the business and affairs of the Company shall be managed under the direction of, its Board of Directors. Directors shall be elected by the stockholders of the Company, and at each election the persons receiving the greatest number of votes, up to the number of directors then to be elected, shall be the persons then elected. The election of directors is subject to any provisions in the Restated Certificate of Incorporation relating thereto, including any provisions for a classified Board.

         SECTION 2. Except as otherwise provided by statute or by the Restated Certificate of Incorporation, any vacancy in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected and qualified.

         SECTION 3. All meetings of the Board of Directors shall be held at the principal office of the Company or at any other place within or without the State of Delaware as the Board of Directors may from time to time fix therefor. Any meeting of the Board of Directors, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

         SECTION 4. A regular meeting of the Board of Directors shall be required to be given, shall be held, if a quorum be present, in each and every year immediately after the adjournment of the annual meeting of stockholders for the purpose of electing officers and transacting such other business as might be transacted at any regular meeting of the Board. Regular meetings of the Board of Directors, of which no notice shall be required to be given, shall be held in every odd-numbered month in accordance with a schedule established by the Board of Directors from time to time, except that the scheduled date of any meeting may be changed by the Chairman of the Board or the President, in the discretion of either, provided that notice of such change shall be

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given to all directors  personally  or by mail,  telegraph or telephone at least one (1) week prior to such scheduled date and at least four (4) days prior to the date upon which such meeting is to be held.

         SECTION 5. Special meetings of the Board of Directors shall be called by the Secretary at the direction of the Chairman of the Board, the President, or a majority of the directors. Notice of the time and place of any special meeting of the Board of Directors shall be given by serving the same personally or by telephone or by telegram addressed to each director at his post office address as the same shall appear on the books of the Company at least two (2) hours before such meeting. Each member of the Board of Directors shall, by writing filed with the Secretary, designate his post office address to which notices of meetings of the Board of Directors of this Company shall be directed, and in the event of any change therein shall likewise designate his new post office address.

         SECTION 6. At all meetings of the Board of Directors a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and every act and decision done or made by a majority of the directors present at a regular meeting or a duly called special meeting held at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by statute or by the Restated Certificate of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting. In the absence of a quorum, a majority of the directors present at any meeting may adjourn the meeting from time to time until and not past the time fixed for the next regular meeting of the Board of Directors. Notice of the time and place of holding an adjourned meeting need not be given to directors absent from the meeting which was adjourned if the time and place of the adjourned meeting are fixed at the meeting which was adjourned.

         SECTION 7. By resolution of the Board of Directors, a fixed sum may be allowed each director attending a meeting of the Board of Directors. Members of the Executive Committee or other committees may likewise be allowed fixed sums as determined by the Board of Directors. All directors shall be reimbursed for any reasonable expenses which they incur as such for attendance at meetings of the Board of Directors or committees or otherwise. Directors who are not also officers or employees of the Company may receive such compensation for their services as directors as may be fixed or determined by the Board of Directors. Except as provided herein, no director shall be compensated for his services as a director, but any director may serve the Company in any other capacity and receive compensation therefor.

         SECTION 8. The transactions of any meeting of the Board of Directors, however called and notices, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice and consent to holding the meeting or an approval of the minutes thereof, which waiver, consent, or approval shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be

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deemed given to any director who attends the meeting without  protesting  before or at its commencement, the lack of notice to that director. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors.

         SECTION 9. The authorized number of Directors is hereby set at thirteen until such number is changed by a Bylaw or amendment thereof duly adopted by the stockholders in accordance with the Restated Certificate of Incorporation or by the Board of Directors amending this Section Nine. The Board of Directors shall be divided into three classes of directors elected for terms of three years each. Until so changed, Class I shall consist of four directors, Class II shall consist of five directors, Class III shall consist of four directors.

         SECTION 10. The Board of Directors may from time to time designate from one to three former directors of this Company as Consultants to the Board of Directors. The term of office of each such Consultant to the Board of Directors shall terminate immediately after the adjournment of each annual meeting of stockholders of the Company, or at such other time as may be determined by the Board of Directors. A Consultant to the Board of Directors may attend meetings of the Board of Directors with the privilege of participating in all discussions, but without the right to vote, and shall be eligible for appointment as Consultant to committees of the Board of Directors, but with no right to vote. Consultants shall not be included in determining the presence of a quorum. Other rights, privileges and duties of Consultants to the Board of Directors and any compensation to be paid to Consultants to the Board of Directors may be provided from time to time by resolution of the Board of Directors.


                                   ARTICLE III

                         EXECUTIVE AND OTHER COMMITTEES

         SECTION 1. The Board of Directors may, by resolution or resolutions passed by a majority of the authorized number of directors, appoint from their number an Executive Committee of one or more directors, who shall make recommendations to the Board. The Executive Committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors including, without limitation, the power and authority to declare a dividend, to authorize the issuance of stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware (or its successor statute as in effect from time to time hereafter); but shall not have the power or authority to: (a) amend the Restated Certificate of Incorporation (except that a committee may, to the extent authorized in resolutions providing for the issuances of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of Delaware (or its successor statute as in effect from time to time hereafter), fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, distribution of


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assets of the Company, or the conversion into or the exchange of such shares for shares of any other class or classes or any other series of the same of any other class or classes of stock of the Company), (b) adopt an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law of Delaware (or its successor statute as in effect from time to time hereafter),
(c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets, (d) recommend to the stockholders a dissolution of the Company or a revocation of a dissolution, or
(e) amend the Bylaws of the Company. The Board of Directors shall elect a Chairman of the Executive Committee, and in his absence the Chairman of the Board shall act as Chairman of the Executive Committee, ex officio, in his place, and in the absence of the Chairman of the Executive Committee and the Chairman of the Board, the President of the Company shall act as Chairman of the Executive Committee, ex officio, in their places.

         SECTION 2. A majority of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof duly called and held. The Board of Directors shall have the power to provide by resolution for regular meetings of the Executive Committee and to specify the time and place of holding such regular meetings. Special meetings of the Executive Committee may be called at any time by the Chairman of the Board, the President, or by a majority of the members of the Executive Committee and notice of all such special meetings shall be given in the manner provided in Section 5 of Article
II. Meetings of the Executive Committee may be held at the principal office of the Company, or, if authorized by resolution of the Board of Directors, such meetings may, by unanimous consent of the members of the committee, be held at any other place. The Board of Directors shall have the power to prescribe rules for the government of the Executive Committee not inconsistent with the provision of these Bylaws. In the absence of any such prescription by the Board of Directors of by the Bylaws, the regular and special meetings and other actions of the Executive Committee shall be governed by the provisions of
Article II applicable to meetings and actions of the Board, with such changes in the context of these Bylaws as are necessary to substitute the Executive Committee and its members for the Board of Directors and its members.

         SECTION 3. The Board of Directors may, by resolution or resolutions passed by a majority of the authorized number of directors, appoint from their number such other committees consisting of one or more directors as the Board of Directors may deem advisable. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at the meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors, except with respect to the matters set forth in (a) through (e) of
Section 1 of this Article III and shall be governed in accordance with Section 2 of this Article III.

         SECTION 4. The Executive and other committees shall keep records of their proceedings and report the same to the Board of Directors whenever so required.


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                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. The officers of this Company shall be a Chairman of the Board, a President, a Vice President, a Secretary, a Treasurer and a Controller, who shall be elected by and hold office at the pleasure of the Board of Directors. The Board of Directors may also elect such additional officers, if any, as it shall deem expedient, including, without limitation, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents and one or more assistant officers. Only members of the Board of Directors shall be eligible for the office of the Chairman of the Board and the office of President, but no other officer need be a member of the Board of Directors. Any two or more offices may be held by the same person. The compensation of officers shall be fixed and determined by the Board of Directors from time to time.

         SECTION 2. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect a Chairman of the Board, a President, a Vice President, a Secretary, a Treasurer and a Controller and at such time or from time to time may elect or appoint such other officers and agents as it shall deem expedient.

         SECTION 3. Except as otherwise provided by law, or in these Bylaws, or by resolutions of the Board of Directors, each of such officers shall serve until the date appointed by these Bylaws for the next annual meeting of stockholders and until his successor is elected or appointed and shall have qualified. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

         SECTION 4. The Board of Directors, in its discretion, may require any officer, agent or employee of the Company to give security for the faithful performance of his duties in such form and amount and with or without one or more of such sureties as the Board of Directors may determine.

         SECTION 5. Nothing in this Article IV or elsewhere in these Bylaws shall prevent the Board of Directors from authorizing, or the Company from executing, a contract for the employment of a person as an officer of the Company for a period of more than one year.


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                                    ARTICLE V

                       CHAIRMAN OF THE BOARD AND PRESIDENT

         SECTION 1. The Chairman of the Board shall, if present, preside at all meetings of the stockholders and of the Board of Directors, and shall have such other powers and duties as shall be prescribed by the Board of Directors or by law. He shall be a member ex officio of all committees, except the Audit, Compensation and Nominating Committees.

         SECTION 2. The President shall, if present and in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the Board of Directors, and shall have such other powers and duties as shall be prescribed by the Board of Directors or by law. He shall be a member ex officio of all committees, except the Audit, Compensation and Nominating Committees.


                                   ARTICLE VI

                POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER
                             AND HEAD OF THE COMPANY

         Either the Chairman of the Board or the President, as may be determined from time to time by the Board of Directors, shall have the powers and duties of the Chief Executive Officer and head of the Company. Such powers and duties shall include the general control and management of the business and affairs of the Company; the responsibility for seeing that all orders and resolutions of the Board of Directors are carried into effect; the exclusive authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Company; and membership ex officio in all committees, except the Audit, Compensation and Nominating Committees.


                                   ARTICLE VII

                  EXECUTIVE VICE PRESIDENTS AND VICE PRESIDENTS

         SECTION 1. Executive Vice Presidents, if any shall have been elected and be in office, shall have and may exercise the powers and duties of the President in the absence or inability of the latter and such other powers and duties as may be assigned to him by the Board of Directors.

         SECTION 2. The Vice President or Vice Presidents (including any Senior Vice Presidents) shall have and exercise the powers and duties of the Executive Vice President in the absence or inability of the President and the Executive Vice Presidents and such other powers and duties as may be assigned to them respectively by the Board of Directors.

         SECTION 3. The Vice President, Finance shall be the Chief Financial Officer of the Company.

                                  ARTICLE VIII

                       SECRETARY AND ASSISTANT SECRETARIES

         SECTION 1. The Secretary shall have custody of the seal of the Company, and when authorized by the Board of Directors, he shall affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary. He shall attend all meetings of the stockholders and of the Board of Directors and keep the minutes of all proceedings in a book or books to be kept for that purpose at the principal office of the Company or at such other place as the Board of Directors may from time to time determine, and he shall perform like duties for the Executive and other committees when required. He shall attend to the giving and serving of all notices of the Company, and he shall perform such other duties as may be incidental to his office or as may be assigned to him by the Board of Directors, the Chairman of the Board, the President, or the officer under whose supervision he shall be.

         SECTION 2. It shall be the duty of the Assistant Secretaries, if any shall have been elected and be in office, to aid the Secretary in the discharge of his duties and to perform such other duties as may be assigned to them by the Board of Directors, the Chairman of the Board, the President, the Vice President, Finance, or the Secretary.


                                   ARTICLE IX

                        TREASURER AND ASSISTANT TREASURER

         SECTION 1. The Treasurer shall have the care and custody of the funds and securities of the Company, except as otherwise determined by the Board of Directors, and shall deposit all such funds and securities of the Company in the name and to the credit of the Company in such depositories and places and subject to withdrawal in such manner as these Bylaws or the Board of Directors may determine. Within established lines of authority, he shall be responsible for the administration of the Company's securities portfolio, pension plans, insurance and employee benefit programs, the keeping of the stock certificate book and such other books and records as the Board of Directors may direct. He shall also have charge of a stock book containing the names of the stockholders and their addresses, the number of shares of stock held by them respectively, the name and date of the certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation, and shall have such other powers and perform such other duties as may be conferred upon or assigned to him by the Board of Directors, the Chairman of the Board, the President, the Vice President, Finance, or the officer under whose supervision he shall be.

         SECTION 2. It shall be the duty of the Assistant Treasurer, if one shall have been elected and be in office, to aid the Treasurer in the discharge of his duties and perform such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board, the President, the Vice President, Finance, or the Treasurer.


                                    ARTICLE X

                       CONTROLLER AND ASSISTANT CONTROLLER

         SECTION 1. The Controller shall keep or cause to be kept adequate and correct accounts of the corporate properties and business transactions in books belonging to the Company, and he shall disburse the funds of the Company as ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, whenever they may require it, an account of all of his transactions and the financial condition of the Company. He shall be responsible for the administration of programs providing for financial management and budgetary controls of the Company, development of accounting policies and procedures, and use of data processing equipment and the preparation, review and filing of all tax and other financial reports and returns, and he shall have such other powers and perform such other duties as may be conferred upon or assigned to him by the Board of Directors, the Chairman of the Board, the President, the Vice President, Finance, or the officer under whose direct supervision he shall be.

         SECTION 2. It shall be the duty of the Assistant Controller, if one shall have been elected and be in office, to aid the Controller in the discharge of his duties and to perform such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board, the President, the Vice President, Finance, or the Controller.

         SECTION 3. The Controller shall be the Chief Accounting Officer of the Company.


                                   ARTICLE XI

                                 GENERAL MANAGER

         SECTION 1. The Board of Directors may appoint a General Manager who shall not be an officer of the Company unless the Board shall otherwise determine.

         SECTION 2. Subject to the supervision and direction of the Chairman of the Board or the President, and in accordance with the policies determined by the Board of Directors, the General Manager shall have power and authority to do and transact and supervise and direct such of the usual and ordinary business of the Company as may be designated by the Chairman of the Board or the President.

         SECTION 3. The Board of Directors may also appoint an Assistant General Manager to aid the General Manager in the performance of his duties and to perform such other duties as may be required of him by the Chairman of the Board or the President.

         SECTION 4. The Chairman of the Board or the President may, with the approval of the Board of Directors, appoint managers or superintendents for specific operations that are not related to or included in those assigned to the General Manager, with duties and responsibilities as may be designated by the Chairman of the Board or the President.


                                   ARTICLE XII

         REMOVALS, RESIGNATIONS AND VACANCIES OF DIRECTORS AND OFFICERS

         SECTION 1. No member of the Board of Directors may be removed without cause and except in compliance with the Company's Restated Certificate of Incorporation.

         SECTION 2. Any director or officer may resign his office at any time, such resignation to be made in writing and to take effect from the time of its receipt by the Company, unless a different time be fixed in the resignation, and in that event, from the time so fixed. The acceptance of a resignation shall not be required to make it effective.

         SECTION 3. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the Board of Directors. Any other officer or employee of the Company may be removed at any time with of without cause by the Board of Directors or by any committee or superior officer upon who such power of removal may be conferred by the Bylaws or by the Board of Directors.

         SECTION 4. If the office of any director becomes vacant for any cause other than his removal or the expiration of his term of office, or if the office of any officer, agent or employee becomes vacant for any cause (other than the expiration of his term of office), such vacancy may be filled for the unexpired portion of the term, if any, by a majority of the remaining directors, though less than a quorum, or by a sole remaining director.

                                  ARTICLE XIII

                              CERTIFICATES OF STOCK

         SECTION 1. Form of Certificate. Certificates for shares of stock of the Company shall be in such form and of such design as the Board of Directors shall prescribe and each certificate for shares issued by the Company shall be signed by the Chairman of the Board, or the President or the Executive Vice President or a Vice President and the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were an officer, transfer agent or registrar at the date of issue. The certificates for shares shall be numbered and registered as they are issued. They shall exhibit the number, date of issuance, name of person to whom issued, designation, if any, the class or series of shares represented thereby, the par value of the shares or a statement that such shares are without par value.

         SECTION 2. Transfer of Shares. Upon surrender to the Secretary or Transfer Agent of the Company of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transaction recorded upon the books of the Company.

         SECTION 3. Lost Certificates. The Chairman of the Board or the President and the Secretary or the Assistant Secretary may in their discretion direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost or destroyed upon the production by the person claiming the certificate for shares to be lost or destroyed of satisfactory evidence of the loss or destruction of such certificate or certificates and of the claimant's ownership of the shares of stock represented thereby, together with a bond in favor of the Company, with a surety satisfactory to said officers, in the amount of the then current market value of the stock represented by such allegedly lost certificate or certificates, conditioned upon such claimant and surety indemnifying and saving harmless the Company from all and every cost, charge, expense and liability which it may in any manner incur by reason of the issuance of such new certificate or certificates, and further conditioned upon their surrendering to the Company for cancellation such allegedly lost certificate or certificates in the event of their subsequent discovery; or the Chairman of the Board or President or Secretary may refer any such application for the issuance of a new certificate or certificates to the Board of Directors which shall have the power to direct the issuance of a new certificate or certificates upon submission of such proof and upon such guarantee on the part of the applicant as the Board of Directors may deem satisfactory.

                                   ARTICLE XIV

                               GENERAL PROVISIONS

         SECTION 1. Fixing of Record Date or Closing of Transfer Books. The Board of Directors may fix a time in the future as a record date for the determination of the stockholders entitled to notice of and to vote at any meeting or entitled to receive any dividend or distribution or any allotment of rights or to exercise any rights in respect of any other lawful action. The record date so fixed shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting and no more than sixty (60) days prior to any other action. When a record date is so fixed, then, subject to the provisions of the General Corporation Law of Delaware, only stockholders of record at that date shall be entitled to notice of and to vote at the meeting or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company after the record date. The Board of Directors may close the books of the Company against transfer of shares during the whole or any part of the period of not more than sixty (60) days prior to the date of a stockholders' meeting, the date when the right to any distribution or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.

         SECTION 2. Dividends. Subject to the provisions of the Restated Certificate of Incorporation relating thereto, if any, dividends may be declared by the Board of Directors at any regular or special meeting of the Board of Directors pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to any provisions of the Restated Certificate of Incorporation.

         SECTION 3. Reserves. Before payment of any dividend there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board of Directors from time to time in their absolute discretion think appropriate as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall think conducive to the interests of the Company, and the Board of Directors may abolish any such reserve in the manner in which it was created.

         SECTION 4. Annual Report. The Board of Directors shall cause an annual report to be sent to the stockholders not later than one hundred twenty (120) days after the close of each fiscal year of the Company and at least fifteen
(15) days prior to the annual meeting of stockholders to be held during the ensuing fiscal year.

         SECTION 5. Checks, Drafts and Notes. All checks, drafts and demands for money and notes of the Company shall be signed by such individual or individuals as the Board of Directors may from time to time designate.

         SECTION 6. Representation of Shares of Other Corporations. The chief executive officer or any other officer or officers authorized by the Board of Directors or the President are each authorized to vote represent, and exercise on behalf of the Company all rights incident to any and all shares of any other corporation or corporations standing in the name of the Company. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

         SECTION 7. Seal. The seal of the Company shall consist of a circle bearing on its surface the inscription,

                            "Homestake Mining Company
                                    Delaware
                         Incorporated November 28, 1983"


         SECTION 8.  Indemnification.

         (a) Right of Indemnification. To the fullest extent permitted by the General Corporation Law of Delaware, the Company shall indemnify each director and officer and may indemnify each employee or other agent of the Company against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any action, suit or proceeding arising by reason of the fact that any such person is or was a director, officer, employee or other agent of the company or is or was serving at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust or other enterprise.

         (b) Advances of Expenses. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding arising by reason of the fact that such director or officer is or was a director or officer of the Company or was serving at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust or other enterprise shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company as authorized in this Section 8. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may, with the consent of such director, officer, employee or other agent of the Company, authorize the legal counsel of the Company to represent such person, in any action, suit or proceeding, whether or not the Company is a part to such action, suit or proceeding.

         (c) Procedure for Indemnification. Any indemnification or advance of expenses required hereunder shall be made promptly, and in any event within sixty (60) days after a written request therefor by a director or officer. The right to indemnification or advances as granted by this Section 8 shall be enforceable by a director or officer in any court of competent jurisdiction, if the Company denies such request, in whole or in part, or if no disposition thereof is made within sixty (60) days. The director's or officer's expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Company. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the required undertaking, if any, has been received by the Company) that the claimant has not met the standard of conduct required by law, but the failure of the Company (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination as to whether indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct shall not be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (d) Other Rights. The indemnification and advancement of expenses provided by or granted pursuant to this Section 8 shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. All rights to indemnification under this Section 8 shall be deemed to be a contract between the Company and each director and officer who serves or served in such capacity at any time while this Section 8 is in effect, and any repeal or modification of this
         Section 8 or relevant provision of the General Corporation Law of Delaware or any other applicable law shall not in any way diminish any rights to indemnification of such director or officer, or the obligations of the Company arising hereunder prior to such modification or repeal.

         (e) Insurance. The Company may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company against any liability asserted against such person and incurred by him or on his behalf in such capacity or as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust or other enterprise, for which such person is or was serving at the request of the Company, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this
         Section 8, all as the Board of Directors may from time to time deem appropriate.

         (f)  Definitions.  For purposes of this Section 8:

                  (i) service as a director, officer, employee or other agent of any corporation, partnership, joint venture, trust or other enterprise in which the Company, directly or indirectly, holds an interest shall be deemed to be service at the request of the Company;

                  (ii) "the Company" shall include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or other agents, so that any person who is or was a director, officer, employee or other agent of such constituent corporation, or is or was serving at the request of such constituent corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provision of this Section 8 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued;

                  (iii) "other enterprise" shall include without limitation employee benefit plans; "fines" shall include without limitation any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the Company" shall include without limitation any service as a director, officer, employee or other agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries;

                  (iv) the indemnification and advancement of expenses provided by, or granted pursuant to, this Section 8 shall, unless other wise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person;

                  (v) "expenses" shall include all direct and indirect costs, charges and attorneys' fees; and

                  (vi) "action, suit or proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom.

         (g) Effect of Advances. Advances of expenses by the Company as required or authorized by this Section 8 shall not be deemed or interpreted as ratifying, approving or condoning any act or omission by any director, officer or employee of the Company in violation of standards of conduct required by law.

         (h) Savings Clause. If this Section 8 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each director and officer of the Company as to expenses, judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding to the fullest extent permitted by any applicable portion of this Section 8 that shall not have been invalidated and to the fullest extent permitted by applicable law.


                                   ARTICLE XV

                               AMENDMENT OF BYLAWS

         These Bylaws may be amended or repealed,  or new bylaws may be adopted,
(a) by the affirmative vote of the stockholders entitled to exercise a majority of the voting power of the Company or (b) by the affirmative vote of the majority of the Board of Directors at any regular or special meeting. Any Bylaw adopted or amended by the stockholders may be amended or repealed by the Board of Directors.








word\bylaws97.doc










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